Exhibit 10.15

PROMISSORY NOTE

$2,630,100

Borrower: KBS Growth & Income Limited Partnership

Dated as of August 12, 2015

FOR VALUE RECEIVED, KBS Growth & Income Limited Partnership (the “Borrower”) promises to pay to the order of KBS Capital Advisors LLC, its successors and assigns (the “Lender”) the principal sum of $2,630,100, together with interest on the unpaid principal, calculated as set forth in Section 2 below.

1.        Maturity.  On August 12, 2016 (the “Stated Maturity Date”), all accrued and unpaid of the obligations of the Borrower to the Lender, including all outstanding principal and interest shall be due and payable in full.

2.        Interest Rate.  The unpaid principal of this Note shall bear simple interest from August 12, 2015 at the rate of five percent (5%) per annum, or the maximum amount of interest allowed under the laws of the State of California, whichever is less. Interest shall be calculated based on the principal balance outstanding under this Note as may be adjusted from time to time to reflect the prepayment of outstanding principal and interest. Interest shall not be due and payable until such time as the principal balance of this Note becomes due and payable.

3.        Application of Payments.  All payments made on account of this Note, including prepayments, shall be applied first to the payment of any accrued and unpaid interest due hereunder, and the remainder shall be applied to the unpaid principal sum.

4.        Prepayment.

(a)        Notwithstanding Section 1 above and upon written demand of the Lender prior to the Stated Maturity Date, Borrower shall prepay, in whole or in part as specified by the Lender, any accrued and unpaid principal and interest under this Note; provided, however, that Borrower is only required to prepay such amounts if funds are available from the net proceeds of the ongoing private offering or proposed initial public offering of KBS Growth & Income REIT, Inc. (“KBS Growth & Income REIT”), the Borrower’s sole general partner. Funds shall be deemed to be available from the net proceeds of KBS Growth & Income REIT’s ongoing private offering or proposed initial public offering to the extent such proceeds remain following the payment of or reserve for payment of future fees and expenses through the Stated Maturity Date related to KBS Growth & Income REIT’s operations, including, but not limited to, any fees and expenses related to real estate investments, payment of principal or interest on third-party debt obligations, general and administrative expenses, other general corporate purposes or distributions (including distribution payments to investors in KBS Growth & Income REIT) of KBS Growth & Income REIT, determined as of the date of the Lender’s demand by the Conflicts Committee of KBS Growth & Income REIT, if such committee has been formed, or by the Chief Financial Officer of KBS Growth & Income REIT, if no Conflicts Committee has been formed.

(b)        Borrower may prepay the unpaid principal balance of this Note, in whole or in part, together with all interest then accrued under this Note without premium or penalty, at any time.

5.        Loan Documents.  The term “Loan Documents” as used in this Note shall mean collectively this Note and any other instrument or agreement hereafter executed and delivered by the Borrower or any person as evidence of, security for or in connection with this Note or the principal amount evidenced hereby and all renewals, extensions, refinancings, modifications, supplements or amendments hereof.

6.        Events of Default.  The occurrence of any one or more of the following events shall constitute an event of default (individually, an “Event of Default” and collectively, the “Events of Default”) under the terms of this Note:

(a)        Failure of the Borrower to pay any sum due the Lender under this Note or any of the other Loan Documents, when and as the same shall become due, whether at the Stated Maturity Date, by demand for prepayment pursuant to Section 4 hereof or otherwise.

(b)        Failure of the Borrower to observe or perform any warranty, covenant, condition or agreement to be observed or performed by the Borrower under this Note or any of the other Loan Documents.

8.        Remedies.  Upon the occurrence of an Event of Default, at the option of the Lender and upon written notice to Borrower, all amounts payable by the Borrower to the Lender under the terms of this Note shall immediately become due and payable, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws.

9.        Waiver.  To the fullest extent permitted by law and except to the extent such rights are expressly provided in this Note, Borrower waives presentment, demand, protest, notice of dishonor and all other notices with respect to Borrower’s obligations hereunder.

10.      Expenses.  The Borrower shall pay to the Lender on demand by the Lender all costs and expenses incurred by the Lender in connection this Note, including, without limitation, recording costs, intangible taxes, documentary stamps, title insurance premiums and fees and costs of Lender’s counsel incurred in connection with the making and preparation of Loan Documents and closing the Note, and costs related to the collection and enforcement of the Note, including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower.

11.      Governing Law.  The provisions of this Note shall be construed, interpreted and enforced in accordance with the laws of the State of California.

12.      Amendments.  This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Borrower and the Lender and then only to the extent set forth therein.

13.      Severability.  If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby.

14.      Replacement.  Upon the Borrower’s receipt of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of this Note and (i) in the case of any such loss theft or destruction, upon delivery of indemnity reasonably satisfactory to the Borrower in form and amount, or (ii) in the case of any such mutilation, upon surrender of this Note for cancellation, the Borrower shall execute and deliver, in lieu thereof, a new Note.

15.      Tax Treatment of Loan.  The parties hereto intend that the arrangements reflected in the Loan Documents shall constitute debt for federal income tax purposes and shall be reported by the parties consistent with such intent.

16.      Miscellaneous.  Each right, power and remedy of the Lender as provided for in this Note or any of the other Loan Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or any of the other Loan Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies. No course of dealing or any failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Note or any of the other Loan Documents, or any failure to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Lender from exercising any such right, power or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release or change any provisions of this Note.

Signature page follows.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

Borrower:

KBS Growth & Income Limited Partnership

By:	KBS Growth & Income REIT, Inc.,
its sole general partner

	By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer